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                                                                    EXHIBIT 99.6
              UNIT TWO CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION OF CONTRACT OF SALE (this "ASSIGNMENT") is made and entered into as of the 25th day of April 2001, by and among DAI-ICHI LIFE INVESTMENT PROPERTIES, INC., a Delaware corporation (the "ASSIGNOR"), BP/CGCENTER II LLC, a Delaware limited liability company ("ASSIGNEE"), and CITIBANK, N.A., a national banking association ("SELLER").

                               W I T N E S S E T H

         WHEREAS, the premises described in EXHIBIT A, together with the improvements erected thereon (collectively, "CITIGROUP CENTER") are subject to condominium form of ownership pursuant to the terms of that certain Amended and Restated Declaration of Condominium dated as of August 22, 2000 (the "CONDOMINIUM DECLARATION");

         WHEREAS, Assignor, Seller and St. Peter's Lutheran Church of Manhattan are the owners of the fee title interest in and to the condominium units in the Citigroup Center created pursuant to the Condominium Declaration;

         WHEREAS, Seller is the fee owner of the premises described in EXHIBIT B, together with the improvements erected thereon and referred to as "CITIGROUP CENTER OFFICE UNIT TWO" in the Condominium Declaration (the "UNIT");

         WHEREAS, Seller, as Seller, and Assignor, as Purchaser, executed a Contract of Sale, dated as of November 22, 2000 (which, together with all modifications, amendments and assignments thereto or thereof, is hereinafter referred to collectively as the "CONTRACT OF SALE"), a copy of which is attached hereto as EXHIBIT C, pursuant to which Seller has agreed to sell its fee interest in the Unit to Assignor, or Assignor's assignee, upon the terms and conditions set forth therein;

         WHEREAS, Assignor and Assignee desire that, among other things, Assignee shall acquire from Assignor Assignor's right to purchase the Unit pursuant to and under the Contract of Sale, and that Assignee shall assume certain liabilities and obligations from Assignor, including Assignor's liabilities and obligations under the Contract of Sale;

         WHEREAS, in furtherance thereof, Assignor agreed, pursuant to that certain Agreement to Enter Into Unit Two Contract Assignment and Assumption Agreement dated as of February 6, 2001 between Assignor and Assignee, to assign the Contract of Sale to Assignee, and Assignee agreed to accept the assignment of the Contract of Sale from Assignor and to assume and be bound by all of the terms, conditions, provisions, obligations, covenants and duties of Assignor under the Contract of Sale from and after the date hereof upon and subject to the terms of this Agreement;
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         WHEREAS, Seller has agreed to enter into this Assignment for the sole purposes of (a) agreeing to be bound by the provisions of SECTION 5 and (b) consenting to this Assignment, as required pursuant to Section 20(a) of the Contract of Sale; and

         WHEREAS, the parties hereto are desirous of setting forth their respective rights and obligations with respect to the transactions contemplated by this Assignment,

         NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated into the operative provisions of this Assignment by this reference, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

1. DEFINITIONS. Capitalized terms used in this Assignment without definition shall have the respective meanings ascribed to them in the Contract of Sale.

2. ASSIGNMENT. Assignor hereby grants, assigns and transfers to Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under the Contract of Sale (except as expressly limited by the terms of this Assignment), and Assignee accepts from Assignor all of Assignor's right, title and interest in, to and under the Contract of Sale (except as expressly limited by the terms of this Assignment).

3. ASSUMPTION OF OBLIGATIONS. Assignee hereby assumes and agrees to be bound by and to perform and fulfill all of the terms, conditions, provisions, obligations, covenants and duties required to be performed and fulfilled by Assignor under the Contract of Sale from and after the date of this Assignment as if Assignee was an original party thereto (except as expressly limited by the terms of this Assignment), including, without limitation, the obligation to make all payments due or payable under the Contract of Sale to be made by the Purchaser as they become due and payable.

4. ASSIGNOR NOT RELIEVED OF ITS OBLIGATIONS. Notwithstanding the assumption by Assignee set forth in SECTION 2, nothing in this Assignment shall be deemed to relieve Assignor of any obligations it may have to Seller under the Contract of Sale.

5. RETAINED RIGHTS OF ASSIGNOR. Assignor and Assignee hereby agree that, notwithstanding the other provisions of this Assignment, from and after the date hereof, (a) Assignor shall retain its obligations to pay any fees due to JLL pursuant to Section 5(a) of the Contract of Sale, (b) Assignor shall retain its rights under Section 6(h) of the Contract of Sale and Assignor and Assignee shall thereafter each have the right granted pursuant to
     Section 6(h) of the Contract of Sale to review the books and records of Seller, subject to the terms and conditions set forth therein, and (c) Seller's indemnification obligations under Sections 5(b) and 9(b) of the Contract of Sale shall run in favor of both Assignor and Assignee. Seller, by executing this Assignment below, hereby consents to the provisions of this SECTION 5 and agrees to be bound hereby.

                                       2
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6.   ASSIGNMENT WITHOUT WARRANTY OR REPRESENTATION BY OR RECOURSE AGAINST
     ASSIGNOR. The assignment is made by Assignor without warranty or representation by, or recourse against, Assignor, except as to the validity of this Assignment and Assignor's authority to enter into it.

7. SUCCESSORS AND ASSIGNS. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns, PROVIDED THAT this SECTION 7 shall not be construed to permit any future assignments of the Contract of Sale.

8. COUNTERPARTS. This Assignment may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

9. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the Laws of the State of New York.


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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment by their respective duly authorized representatives as of the date first above written.

                                       ASSIGNOR:

                                       DAI-ICHI LIFE INVESTMENT PROPERTIES,
                                       INC.


                                       By: /S/ HITOSHI YAMAUCHI
                                          --------------------------------------
                                          Name:  Hitoshi Yamauchi
                                          Title: Senior Vice President



                                       ASSIGNEE:

                                       BP/CGCENTER II LLC,
                                       a Delaware limited liability company


                                       By: /s/ ROBERT E. SELSAM
                                          --------------------------------------
                                          Name:  Robert E. Selsam
                                          Title: Vice President



AGREED TO AND ACCEPTED BY:


CITIBANK, N.A.

By: /s/ MICHAEL W. BROIDO
   ------------------------------------
   Name:  Michael W. Broido
   Title: Vice President

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